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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-51441) pertaining to Cooper Industries, Inc.'s Amended and Restated Management Annual Incentive Plan of our report dated January 23, 2002 (except for Note 20, as to which the date is February 13, 2002) with respect to the consolidated financial statements of Cooper Industries, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Houston, Texas
May 17, 2002